Exhibit 10.4

To TENANT’S KNOWLEDGE, the portion of the PROPERTY leased by the TENANT pursuant to this AGREEMENT, has all the licenses, permits certificates of occupancy and government approvals required for this portion’s operation in accordance to the Environmental Laws same which covers the use and occupancy of this portion pursuant to its Permitted Use, including without limitation, the land use permits and the corresponding construction license and authorized blueprints. A copy of the licenses and permits that TENANT has are hereto attached under Exhibit 4

Español	English
CONTRATO DE ARRENDAMIENTO	LEASE AGREEMENT
QUE CELEBRAN	ENTERED INTO BY AND BETWEEN
PROMOTORA Y DESARROLLADORA PULSO INMOBILIARIO, S.C.	PROMOTORA Y DESARROLLADORA PULSO INMOBILIARIO, S.C.
Y	AND
SYPRIS TECHNOLOGIES MÉXICO, S. DE R.L. DE C.V.	SYPRIS TECHNOLOGIES MÉXICO, S. DE R.L. DE C.V.

CONTRATO DE ARRENDAMIENTO (EL “CONTRATO”), QUE CELEBRAN POR UNA PARTE PROMOTORA Y DESARROLLADORA PULSO INMOBILIARIO, S.C., REPRESENTADA LEGALMENTE POR EL SEÑOR DAVID KAMKHAJI AMBE, (EL “ARRENDADOR”), Y POR LA OTRA PARTE SYPRIS TECHNOLOGIES MÉXICO, S. DE R.L. DE C.V., REPRESENTADA LEGALMENTE EN ÉSTE ACTO POR EL SEÑOR JOSÉ ANTONIO RODRÍGUEZ ESCOBAR (EL “ARRENDATARIO”) Y SYPRIS TECHNOLOGIES INC, REPRESENTADA POR EL SEÑOR JOHN R. MCGEENEY (OBLIGADO SOLIDARIO Y CONJUNTAMENTE CON EL ARRENDADOR, Y EL ARRENDATARIO “LAS PARTES”), QUIENES SE SUJETAN AL TENOR DE LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLÁUSULAS:

LEASE AGREEMENT (HEREINAFTER CALLED THE AGREEMENT), ENTERED INTO BY AND BETWEEN PROMOTORA Y DESARROLLADORA PULSO INMOBILIARIO, S.C., LEGALLY REPRESENTED BY MR. MARTIN OLALDE GONZÁLEZ (HEREINAFTER CALLED THE LANDLORD) AND SYPRIS TECHNOLOGIES MÉXICO, S. DE R.L. DE C.V. LEGALLY REPRESENTED IN THIS ACT BY MR. JOSÉ ANTONIO RODRÍGUEZ ESCOBAR (HEREINAFTER CALLED THE TENANT, AND SYPRIS TECHNOLOGIES INC, REPRESENTED IN THIS ACT BY MR JOHN R. MCGEENEY (GUARANTOR  AND, COLLECTIVELY WITH THE LANDLORD, AND TENANT THE PARTIES), UNDER THE FOLLOWING BACKGROUND STATEMENT, RECITALS, AND CLAUSES:

ANTECEDENTES	BACKGROUND STATEMENT

ÚNICO.  Con fecha 29 de enero de 2016, Promotora y Desarrolladora Pulso Inmobiliario, S.C. con el carácter de “Comprador” y Sypris Technologies México, S. de R.L. de C.V., con el carácter de “Vendedor”, celebraron un contrato de compraventa privado respecto del Inmueble ubicado en Av. Industrias Químicas número 200, Zona Industrial 50071, Toluca, Estado de México con una superficie aproximada de 98,681 m2 (noventa y ocho mil ciento cuarenta y nueve metros cuadrados).

SINGLE. On January 29, 2016, Promotora y Desarrolladora Pulso Inmobiliario, S.C. as the “Buyer” and Sypris Technologies México, S. de R.L. de C.V., as the “Seller”, signed a private purchase and sale agreement for the property located at Av. Industrias Químicas number 200, Zona Industrial 50071 Toluca, Estado de México with an area measuring approximately 98,681 m2 (ninety-eight thousand one hundred forty-nine square meters).

DECLARACIONES	REPRESENTATIONS
I. Declara el “ARRENDADOR”, de manera expresa y bajo protesta de decir verdad, que:	I. The LANDLORD expressly affirms that:

a.           Es una sociedad legalmente constituida conforme a las leyes mexicanas mediante escritura pública número 46,148 de fecha 17 de marzo de 2005, pasada ante la fe del Notario Público número 11 del Distrito Federal, Licenciado Carlos Alejandro Durán Loera, debidamente inscrita ante el Registro Público de la Propiedad y del Comercio en el Distrito Federal bajo el folio mercantil número 76,217 de fecha 11 de octubre de 2006.

a.          It is a business corporation duly incorporated under Mexican law according to public instrument number 46,148 granted as witnessed by Carlos Alejandro Durán Loera, Attorney at Law and Notary Public number 11 of the Federal District on March 17, 2005, and recorded in the Public Registry of Property and Commerce (Registro Público de la Propiedad y del Comercio) of the Federal District under commercial folio number 76,217 on October 11, 2006.

b. Está legalmente facultada para obligarse en los términos del presente Contrato, por así estar previsto en sus estatutos sociales.	b. It is legally authorized to bind itself to the terms of this Agreement, as established in the company's corporate bylaws.

c.           Tiene facultades suficientes para celebrar el presente Contrato, según consta en la escritura pública número 17,380, de fecha 5 de febrero de 2009 otorgado ante la fe del Notario Público número 235, del Distrito Federal, el Licenciado Fernando Dávila Rebollar, facultades que al día de hoy no le han sido revocadas, ni limitadas de manera alguna.

c.         It has sufficient power and authority to enter into this Agreement, as confirmed in public instrument number 17,380 granted as witnessed by Fernando Dávila Rebollar, Notary Public number 235 of the Federal District, on February 5, 2009, and that the powers it exercises have not been revoked, suspended or limited in any way.

d. Tiene su domicilio ubicado en la Av. Paseo de las Palmas número 239 piso 6, en la colonia Lomas de Chapultepec, delegación Miguel Hidalgo, código postal 11,000 en México, Distrito Federal	d. Its business address is Av. Paseo de las Palmas number 239 floor 6 in Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, 11000 in the Federal District.
e. Está inscrito ante la Secretaría de Hacienda y Crédito Público, con el Registro Federal de Contribuyentes número PDP050317728.	e. It is registered with the Ministry of Finance and Public Credit under Federal Taxpayer number PDP050317728.

f.            Es su interés otorgar en arrendamiento al “ARRENDATARIO" en forma exclusiva, de conformidad con los lineamientos y términos establecidos en el presente Contrato, 36,783 m2 (treinta y seis mil setecientos ochenta y tres metros cuadrados) de la superficie total del inmueble descrito en el Antecedente Primero del presente documento, de los cuales, aproximadamente 20,000 m2 (veinte mil metros cuadrados) corresponden a la planta de manufactura y bodega y aproximadamente 16,000 m2 (dieciséis mil metros cuadrados) de terreno (en lo sucesivo el “Inmueble”).

f.           It wants to lease to the TENANT exclusively, and in accordance with the guidelines and terms set forth in this Agreement, 36,783 m2 (thirty-six thousand seven hundred and eighty three square meters) of the total area of the property described in the Single Recital of this Agreement, of which approximately 20,000 m2 (twenty thousand square meters) correspond to the manufacturing plant and warehouse and approximately 16,000 m2 (sixteen thousand square meters) are vacant land (hereinafter called the “Property”).

g.           (i) cuenta con las autorizaciones, facultades e instrucciones necesarias para la celebración del presente Contrato, ya sea corporativas, fiduciarias, contractuales, así como de cualquier autoridad o de cualquier otro tipo; (ii) la celebración de este Contrato no constituye ni genera incumplimiento alguno respecto a cualquier obligación con algún tercero; (iii) no se ha iniciado y no tiene conocimiento de que se pretenda iniciar procedimiento de cualquier índole que pueda afectar el cumplimiento del presente Contrato; (iv) no existe alguna acción, demanda, investigación o procedimiento administrativo, ya sea que se encuentre pendiente y no tiene conocimiento de que se pretenda iniciar uno de estos que pueda afectar al cumplimiento de las obligaciones asumidas en este Contrato; (v) no ha celebrado ni prometido celebrar contrato alguno por el cual pueda afectar las obligaciones asumidas en este Contrato; y (vi) no existe convenio, acción, litigio o procedimiento alguno en el que sea parte o que lo afecte o que pueda tener como consecuencias que no cumpla con sus obligaciones contraídas en los términos y condiciones establecidas en el presente Contrato.

g.         (i) It has the authorizations, powers, and instructions required to sign this Agreement, including corporate, fiduciary, and contractual powers of attorney, and all authority of any other type; (ii) signing this Agreement does not constitute or generate breach of any third party obligation; (iii) no proceedings have been filed and it has no knowledge of any proceedings of any type that anyone might be planning to file that could affect compliance with this Agreement; (iv) there are no claims, complaints, investigations or administrative proceedings pending or knowledge of any procedure that may be filed in the future, that may affect the obligations assumed under this Agreement; (v) it has not entered into or promised to enter into any agreement which could affect the obligations stemming from this Agreement and (vi) there are no agreements, actions, lawsuits or proceedings involving or that could result in consequences that would lead to breach of his obligations assumed under the terms and conditions set forth in this Agreement.

II. Declara el “ARRENDATARIO”, de manera expresa y bajo protesta de decir verdad, que:	II. The TENANT expressly affirms that:

a.            Es una sociedad legalmente constituida conforme a las leyes mexicanas mediante escritura pública número 18,114 de fecha 20 de Mayo de 2004, pasada ante la fe del Lic. Ángel Gilberto Adame López, Notario Público número 233 del Distrito Federal, debidamente inscrita ante el Registro Público de la Propiedad y del Comercio del Estado de México bajo el folio mercantil: Libro Primero, Volumen 45, Partida 554 el 7 de Septiembre de 2004.

a.         It is a business corporation duly incorporated under Mexican law according to public instrument number 18,114 granted on May 20, 2004, as witnessed by Mr. Ángel Gilberto Adame López, Attorney at Law and Notary Public number 233 of Mexico City, and recorded in the Public Registry of Property and Commerce of the Federal District under commercial folio Book First, Volume 45, Issue 554 on September 7, 2004.

b. Está legalmente facultada para obligarse en los términos del presente Contrato, por así estar previsto sus estatutos sociales.	b. It is legally authorized to bind itself to the terms of this Agreement, as established in the company's corporate bylaws.

c.            El representante legal tiene facultades suficientes para celebrar el presente Contrato, según consta en la escritura pública número 70,795, de fecha 3 de diciembre de 2015, otorgado ante la fe del Lic. Erik Namur Campesino número 94 del Distrito Federal.

c.         Its legal representative has sufficient power and authority to enter into this Agreement, as confirmed in public instrument number 70,795 granted on December 3, 2015, as witnessed by Mr. Erik Namur Campesino, Attorney at Law and Notary Public number 94 of Mexico City.

d. Tiene su domicilio ubicado en Industrias Químicas 200, Zona Industrial 50071, Toluca, Estado de México.	d. Its business address is Industrias Químicas 200, Zona Industrial, 50071 Toluca, Estado de México.
e. Está inscrito ante la Secretaría de Hacienda y Crédito Público, con el Registro Federal de Contribuyentes número STM 040520 GU1.	e. It is registered with the Ministry of Finance and Public Credit under Federal Taxpayer number STM 040520 GU1.

f             .Es su interés recibir en arrendamiento, de conformidad con los lineamientos y términos establecidos en el presente Contrato, el Inmueble y que conoce las condiciones en las que se encuentra actualmente el Inmueble.

f. It wishes to lease the Property under the terms and conditions established in this Agreement and is familiar with the Property and its current condition.

g.           (i) cuenta con las autorizaciones, facultades e instrucciones necesarias para la celebración del presente Contrato, ya sea corporativas, fiduciarias, contractuales, así como de cualquier autoridad o de cualquier otro tipo; (ii) la celebración de este Contrato no constituye ni genera incumplimiento alguno respecto a cualquier obligación con algún tercero; (iii) no se ha iniciado y no tiene conocimiento de que se pretenda iniciar procedimiento de cualquier índole que pueda afectar el cumplimiento del presente Contrato; (iv) no existe alguna acción, demanda, investigación o procedimiento administrativo, ya sea que se encuentre pendiente y no tiene conocimiento de que se pretenda iniciar uno de estos que pueda afectar al cumplimiento de las obligaciones asumidas en este Contrato; (v) no ha celebrado ni prometido celebrar contrato alguno por el cual pueda afectar las obligaciones asumidas en este Contrato; y (vi) no existe convenio, acción, litigio o procedimiento alguno en el que sea parte o que lo afecte o que pueda tener como consecuencias que no cumpla con sus obligaciones contraídas en los términos y condiciones establecidas en el presente Contrato.

g.         (i) it has the authorizations, powers, and instructions required to sign this Agreement, including corporate, fiduciary, and contractual powers of attorney, and all authority of any other type; (ii) signing this Agreement does not constitute or generate breach of any third party obligation; (iii) no proceedings have been filed and it has no knowledge of any proceedings of any type that anyone might be planning to file that could affect compliance with this Agreement; (iv) there are no claims, complaints, investigations or administrative proceedings pending or knowledge of any procedure that may be filed in the future, that may affect the obligations assumed under this Agreement; (v) it has not entered into or promised to enter into any agreement which could affect the obligations stemming from this Agreement and (vi) there are no agreements, actions, lawsuits or proceedings involving or that are likely to result in consequences that would lead to breach of his obligations assumed under the terms and conditions set forth in this Agreement.

h. Es económicamente capaz y solvente, para cumplir con las obligaciones que asume en virtud del presente Contrato.	h. It has the financial solvency needed to comply with the obligations assumed under this Agreement.

i.             Tiene actividades apegadas a la ley y dedicarse únicamente a fines legales comunes en las prácticas de mercado; que los recursos que obtiene y que destinará para el cumplimiento de este Contrato son y en todo momento serán de origen lícito.

i.           It is engaged in legal activities compliant with the law in accordance with customary industry practices, and the resources it obtains and allocates to comply with the terms of this Agreement are and will always be of a lawful origin.

j.             Los flujos económicos que destinará para el cumplimiento del presente instrumento, provienen de sus operaciones normales y que no se encuentra en los supuestos establecidos en el artículo 8 de la Ley de Extinción de Dominio, publicada el día 29 de mayo de 2009, deslindando de cualquier responsabilidad al “ARRENDADOR”, en la actualización de los supuestos previstos en dicha ley.

j.           The cash flows it will allocate to the implementation of this instrument, come from normal operations and it is not involved in any of the assumptions described in Article 8 of the In Rem Forfeiture Act, published on May 29, 2009, clearing the LANDLORD any liability in updating of the assumptions provided for in the Act.

k. Conoce el estado de conservación del Inmueble así como de las construcciones, oficinas y bodegas existentes.	k. Acknowledges the condition of the Property and the constructions, offices and existing warehouses.
III. Las Partes se reconocen mutuamente la personalidad que ostentan para la celebración del presente Contrato.	III. The Parties mutually acknowledge each other’s legal capacity to enter into this Agreement.

IV.          Las Partes declaran que es su voluntad celebrar el presente Contrato, por lo que no se encuentra afectado de error, dolo, violencia o cualquier otro vicio del consentimiento, por lo que los contratantes se sujetan a las siguientes:

IV.        The Parties state that they wish to enter into this Agreement and that no error, fraud, violence, or any other vice of consent have been involved in this Agreement. Therefore, the contracting parties voluntarily agree to the following:

CLÁUSULAS	CLAUSES
PRIMERA. OBJETO.	ONE. INTENT OF LEASE.

El “ARRENDADOR” da en arrendamiento al “ARRENDATARIO” y éste recibe de conformidad y a su entera satisfacción uso y goce temporal del Inmueble descrito en el inciso f) del capítulo de Declaraciones del “ARRENDADOR”, con todas las condiciones, características, y especificaciones que se describen en el Anexo Uno del presente Contrato.

The LANDLORD leases to the TENANT, and it receives in conformity and to its satisfaction for temporary possession of use, the Property described in paragraph f) of the LANDLORD'S Recitals subject to all of the conditions, characteristics and specifications described in Exhibit One of this Agreement.

Las Partes acuerdan que la vigencia y exigibilidad del presente Contrato se encuentra sujeta al cumplimiento de la siguiente condición suspensiva: que las Partes celebren un contrato de compraventa y que sea formalizado mediante el otorgamiento de una escritura pública mediante el cual el ARRENDADOR adquiera la propiedad del INMUEBLE de parte del ARRENDATARIO.

The parties agree that the validity and enforceability of this agreement is subject to the fulfillment of the following suspensive condition: that the parties execute a purchase and sale agreement over the PROPERTY and that it is formalized through the granting of a public deed, whereby the LESSOR acquires ownership of the PROPERTY from the LESSEE.

SEGUNDA. DESTINO DEL INMUEBLE.	TWO. USE OF PROPERTY.

Los contratantes convienen que el uso y destino del arrendamiento del Inmueble, referido en la Cláusula anterior, será única y exclusivamente para Planta Industrial, Bodega y Oficinas, o cualesquiera otros usos relacionados a los mismos (el “Destino del Inmueble”).

The contracting Parties agree that the leased Property mentioned in the Clause above will be used as an Industrial Plant, Warehouse, and Offices and any other reasonably related uses (the Permitted Use).

En caso de que el “ARRENDATARIO” destine el Inmueble a un uso distinto al “Destino del Inmueble”, el “ARRENDADOR” le otorgará un Periodo de Cura (según dicho término se define más adelante) para que realice las actividades conforme al “Destino del Inmueble”.

Should TENANT use the Property for another purpose than the Permitted Use, the LANDLORD will grant it a Cure Period (as such term is defined below) to perform the activities described as the Permitted Use.

TERCERA. RENTA MENSUAL	THREE. MONTHLY RENT

Los contratantes convienen que, salvo por el periodo inicial que será considerado irregular, el “ARRENDATARIO” tiene la obligación de pagar por concepto de renta mensual (la “Renta”), la cantidad de USD$78,000.00 (setenta y ocho mil dólares 00/100 Moneda de Curso Legal de los Estados Unidos de América), más el Impuesto al Valor Agregado, o su equivalente en Moneda Nacional al tipo de cambio publicado por el Banco de México en el Diario Oficial de la Federación para solventar obligaciones denominadas en moneda extranjera pagaderas en la República Mexicana, a la fecha de pago correspondiente, la cual se actualizará conforme a lo previsto en la Cláusula Quinta, y que pagará por mensualidades adelantadas, dentro de los 10 (diez) primeros días naturales de cada mes el “ARRENDATARIO” al “ARRENDADOR” en el domicilio señalado por éste último en el capítulo de Declaraciones del presente Contrato o mediante transferencia electrónica a las cuentas señaladas en la Cláusula Cuarta siguiente.

Subject to the provisions of this lease, the TENANT will pay a base rent (the Rent) payable per month of $78,000.00 USD (seventy eight thousand 00/100 dollars, legal currency of the United States of America) plus the value added tax (VAT) or its equivalent in national currency at the exchange rate published by the Central Bank of Mexico in the Federal Official Gazette to settle liabilities denominated in foreign currency, payable in Mexico, on the date of payment, which will be restated as established in Clause Five, and paid on or before the tenth (10th) day of each and every month of the term of this Lease to the LANDLORD by the TENANT at the address specified by the LANDLORD under the Recitals of this Agreement or by electronic wire transfer to the accounts specified in Clause Four below.

Asimismo, el “ARRENDADOR” se obliga a otorgar al “ARRENDATARIO” la factura correspondiente respecto de las cantidades recibidas por concepto de Renta en cumplimiento con todos los requisitos que la normatividad aplicable exija.

The LANDLORD also agrees to give the TENANT the corresponding invoice to cover the Rent amounts in compliance with all statutory requirements established by the applicable regulations.

CUARTA. PAGOS	FOUR. PAYMENTS

Los pagos a que se refiere la Cláusula Tercera deberán hacerse puntualmente los días que se indican en el primer párrafo de dicha cláusula, en la Ciudad de México, Distrito Federal, precisamente en el domicilio señalado por el “ARRENDADOR”, en el capítulo de Declaraciones del presente Contrato.

The amount described in Clause Three above must be promptly paid on the date indicated in the first paragraph of Clause Three, in the Federal District, at the address specified by the LANDLORD under the Recitals of this Agreement.

Asimismo, el “ARRENDATARIO” podrá cumplir con su obligación de pago de la Renta, realizando dicho pago mediante transferencia bancaria puntualmente en cualquiera de las siguientes cuentas:	The TENANT shall also be able to fulfill its obligation to pay the rent, realizing that timely payment by bank transfer to any one of the following accounts:
Depósito en Dólares:	Deposit in U.S. Dollars:
BENEFICIARIO: BANCA MIFEL SA INT BCA MULT GFM	BENEFICIARY: BANCA MIFEL SA INT BCA MULT GFM
BANCO: JP MORGAN CHASE	BANK: JP MORGAN CHASE
CUENTA: 001-1-61120	ACCOUNT: 001-1-61120
ABA: 021000021	ABA: 021000021
Depósito en Pesos Moneda Nacional:	Deposit in Pesos, legal currency of the United Mexican States:
BENEFICIARIO: BANCA MIFEL SA FIDEICOMISO NUMERO 1682/2013	BENEFICIARY: BANCA MIFEL SA FIDEICOMISO NUMERO 1682/2013
BANCO: BANCA MIFEL SA	BANK: BANCA MIFEL SA
CUENTA: 01600086789	ACCOUNT: 01600086789
CLABE: 042 180 01600086789 8	CLABE (18-digit interbank code): 042 180 01600086789 8

El “ARRENDATARIO” se obliga desde este momento a entregar al “ARRENDADOR” siempre que éste así se lo solicite por escrito, copia de los comprobantes que acrediten el depósito o transferencia correspondiente. En caso de que el pago se realice por vía de transferencia electrónica, se considerarán hechos los pagos hasta el momento en que los recursos efectivamente ingresen a la cuenta del “ARRENDADOR”. Las cuentas anteriormente indicadas podrán ser sustituidas por otra, para lo cual bastará una notificación por escrito del “ARRENDADOR” al “ARRENDATARIO”, con por lo menos 10 (diez) días hábiles de anticipación a que se deba cumplir con la obligación de pago.

The TENANT hereby agrees to give the LANDLORD copies of the deposit slips confirming the corresponding deposit or transfer, solely at its written request. Should the rent be paid by wire transfer, the payments will not be deemed as made until the funds are actually in the LANDLORD'S account. The aforesaid accounts may be replaced by another, in which case a written notice from the LANDLORD to the TENANT shall suffice when sent at least ten (10) business days in advance of the due date.

QUINTA. INCREMENTOS DE RENTA	FIVE. RENT INCREASES
Los contratantes convienen que la Renta pactada será incrementada de la siguiente manera:	The Contracting Parties agree that the base rent will be increased as follows:

A partir del mes 13 (trece) contado a partir de la fecha de celebración del presente Contrato, el valor de la Renta precisada en la Cláusula Tercera, se actualizará y se incrementará anualmente, de conformidad y en la misma proporción en que haya aumentado el porcentaje de inflación de los Estados Unidos de América, para lo cual se tomará como base el CPI (Consumer Price Index for all Urban Consumers, U.S. City Average, all Items, publicado por el Bureau of Labor Statistics - U.S. Department of Labor, de los Estados Unidos de América) o en su caso el Índice que lo sustituya, durante los últimos 12 (doce) meses anteriores, y el cual estará topado al 2.5%. Para el caso que el CPI en cualquier año sea superior al 5% (cinco por ciento), en dicho supuesto el incremento se hará adicionando un 50% (cincuenta por ciento) por la parte en que exceda el mencionado incremento al 5% (cinco por ciento). El incremento anual de la Renta se realizará tomando como base, la Renta del mes inmediato anterior a la fecha del aumento.

As of the 13 (thirteenth) month from the date of execution of this Agreement, the value of the Rent specified in Clause Three, will be amended and increased annually in accordance with and in the same proportion as the annual percentage increase in inflation reported in the United States of America based on the CPI (Consumer Price Index for all Urban Consumers, U.S. City Average, all Items, published by the Bureau of Labor Statistics - U.S. Department of Labor) or the Index replacing it for the past 12 (twelve) months, and which shall be capped at 2.5%. In the case that the CPI in any year exceeds 5% (five percent ) in that event will be increased by adding a 50% (fifty percent) for the part that exceeds the aforementioned increase 5% ( five percent)

The annual Rent increase is based on the rent of the month immediately before the date of the increase.

SEXTA. INTERÉS MORATORIO	SIX. DEFAULT INTEREST

Para el caso de que el “ARRENDATARIO” no pague la Renta dentro del término pactado en la Cláusula Tercera del presente Contrato o cualquier otra cantidad a su cargo, y no subsane el incumplimiento en un plazo de 5 (cinco) días naturales contados a partir de la fecha en que el “ARRENDADOR” notifique por escrito al “ARRENDATARIO” el incumplimiento, éste pagará a favor del “ARRENDADOR” la cantidad equivalente al 1% uno por ciento), de manera mensual, sobre los saldos insolutos, por concepto de intereses moratorios los cuales se calcularán sobre los días efectivamente vencidos transcurridos de la mora, desde su constitución en mora y hasta su total liquidación.

If the TENANT does not pay the rent due under the terms of the lease within the term established in Clause Three of this Agreement, and fails to remedy the breach within five (5) calendar days from the date on which the LANDLORD sends a written notice to the TENANT of the breach, it shall pay the LANDLORD an amount equal to 1% (one percent) monthly, on the unpaid balances, as the default interest calculated for the period from the due date to and including the date of full payment.

SÉPTIMA. PAGO INTEGRAL DE LA RENTA MENSUAL	SEVEN. FULL PAYMENT OF THE MONTHLY RENT
Toda Renta deberá ser pagada mensualmente de manera íntegra, aun cuando el “ARRENDATARIO” sólo ocupe el Inmueble parte del mes.	The monthly rent must be paid in full, even if the TENANT only occupies the Property part of the month.

El “ARRENDATARIO” gozará de un plazo de gracia de tres meses, los cuales serán exclusivamente los siguientes: (i) al mes 13; (ii) al mes 49 y (iii) al mes 120, todos contados a partir de la fecha de celebración del presente Contrato. En dichos meses, el “ARRENDATARIO” no tendrá obligación del pago de la Renta.

The TENANT shall have a grace period of three months, described exclusively as follows: (i) month 13; (ii) month 49, and (iii) month 120, effective on the Agreement execution date. The TENANT will have no obligation to pay the rent those months.

Las Partes acuerdan que la primera fecha de pago de la Renta corresponderá al periodo 23 de febrero de 2016 al 31 de marzo de 2016. Por tratarse de un periodo irregular las Partes acuerdan que el monto de la Renta este periodo será de $ USD$96,200.00 (noventa y seis mil doscientos Dólares 00/100) y se deberá pagar en los términos señalados en la Cláusula Tercera.

The parties agree that the first date of payment of the Lease shall be for the period of February 23, 2016 to March 31, 2016. Because it is an irregular period the parties agree that the amount of income this period will be $ USD$96,200.00 (ninety six thousand two hundred Dollars 00/100) and must be paid on the terms laid down in the third clause.

OCTAVA. DURACI”N Y VIGENCIA	EIGHT. TERM
La Vigencia del arrendamiento será por un plazo forzoso para ambas Partes de 10 (diez) años, contados a partir de la fecha de celebración del presente Contrato (el "Término Inicial").	The term of the Lease shall be binding on both Parties for ten (10) years from the Agreement execution date (the Initial Term).

Al término de la Vigencia del Término Inicial del presente Contrato y al término de la primera Prórroga, y siempre y cuando el “ARRENDATARIO” esté al corriente de todas y cada una de las obligaciones contraídas en el presente Contrato o se ponga al corriente dentro del Período de Cura establecido, el “ARRENDATARIO” tendrá la opción de prorrogar la Vigencia de este Contrato, por 2 (dos) periodos adicionales y sucesivos, de 5 (cinco) años cada uno, los cuales una vez ejercidos por el "ARRENDATARIO" serán forzosos para las Partes, en los mismos términos y condiciones pactados en este Contrato, incluyendo la actualización anual del monto de la Renta con base en la última renta mensual entonces vigente al momento del inicio de la Prórroga (la “Prórroga” o “Prórrogas”, según corresponda).

At the end of the Initial Term of this Agreement, and the first five-year Extension, and as long as the TENANT is aware of each and every one of its obligations under this Agreement or updates its position during the cure period established, the TENANT will have the option to extend the term of this Agreement for two (2) additional successive periods of five (5) years each, which once exercised by the TENANT shall be binding on the Parties in the same terms and conditions established in this Agreement, including the annual update of the lease amount based on the last monthly rent then in force at the start of the extension (the Extension or Extensions, as appropriate).

Sin perjuicio de lo anterior, las Partes convienen que previo al vencimiento del Término Inicial o de cualquiera de sus Prórrogas, el “ARRENDATARIO” tendrá el derecho de prorrogar el presente Contrato hasta por un plazo de 6 (seis) meses más a partir de la terminación de la vigencia del Término Inicial del arrendamiento o de las Prórrogas correspondientes, durante el cual realizará la desocupación del mismo, y deberá seguir pagando el precio total de la Renta vigente en ese momento, con la correspondiente actualización anual en su caso, tal y como se refiere la Cláusula Quinta del presente Contrato. Para efecto de lo establecido en el presente párrafo, el “ARRENDATARIO” deberá notificar por escrito al “ARRENDADOR” su deseo de prorrogar este Contrato cuando menos con 180 (ciento ochenta) días antes del vencimiento del plazo inicial o de cualquiera de sus Prórrogas.

Without prejudice to the foregoing, the Parties agree that before the expiration of the Initial Term or any of its Extensions, the TENANT shall have the right to extend this Agreement for a term of six (6) months from the end of the Initial Term of this lease or the corresponding Extensions when it must vacate the Property, and keep paying the full price of the rent current at the time, with the corresponding annual update as described in Clause Five of this Agreement, if applicable. For purposes of the terms outlined in this paragraph, the TENANT shall notify the LANDLORD in writing of its desire to extend this Agreement at least 180 (one hundred eighty) days before expiration of the Initial Term or any of its Extensions.

Los contratantes acuerdan en que, en caso que el Termino Inicial junto con sus Prórrogas excedan del plazo máximo estipulado en el artículo 2,398 del Código Civil del Distrito Federal, las Partes celebrarán un nuevo contrato de arrendamiento, bajo los mismos términos y condiciones salvo el Monto de la Renta, el cual será acordado según las condiciones del mercado en dicho tiempo.

The Contracting Parties agree that, if the Initial Term together with the extensions exceed the maximum term stipulated in Article 2,398 of the Civil Code of the Federal District, the Parties shall enter into a new lease under the same terms and conditions except for the amount of Rent, which shall be agreed based on market conditions at that time.

NOVENA. ENTREGA DEL INMUEBLE Y POSESI”N	NINE. SURRENDER AND POSSESSION OF PROPERTY

El “ARRENDATARIO” recibe del “ARRENDADOR” en este acto el Inmueble. La entrega del Inmueble se realiza de conformidad a lo descrito en el Acta de Entrega que se firma por las Partes de total conformidad y satisfacción, y se agrega al presente Contrato como Anexo Dos estando enterado y conforme con las condiciones en las que actualmente se encuentra el Inmueble.

The TENANT receives the Property from the LANDLORD in this act. Surrender of the premises is based on the Surrender Record signed by the Parties confirming full compliance and satisfaction, and attached to this Agreement as Exhibit Two, being fully aware and accepting the Property's current conditions.

DÉCIMA. ACONDICIONAMIENTO DEL INMUEBLE	TEN. TENANT IMPROVEMENTS

Una vez que el “ARRENDADOR” entregue el Inmueble conforme a lo previsto en este Contrato, y las Partes firmen el acta de entrega correspondiente, el “ARRENDATARIO” asume la obligación de ejecutar, por su exclusiva cuenta y cargo, todos y cada uno de los trabajos necesarios a efecto de acondicionar, remodelar y/o decorar el Inmueble, en el entendido que cualquier tipo de modificación substancial, adecuación, obra o mejora que, durante la vigencia del presente Contrato desee realizar el “ARRENDATARIO”, deberá obtener la previa autorización por escrito del “ARRENDADOR”, el cual no podrá ser negada injustificadamente. No obstante lo anterior, cualesquiera mejoras, modificaciones o remodelaciones menores no requerirán la autorización previa del ARRENDADOR, siempre que dichas modificaciones no afectan o alteren el estado del INMUEBLE.

Once the LANDLORD surrenders the Property as established in this Agreement, and the Parties sign the corresponding Surrender Record, the TENANT shall assume the obligation to carry out, at its sole expense, each and every one of the works needed to condition, remodel and/or decorate the premises, with the understanding that the TENANT will obtain written permission from the LANDLORD before making any substantial changes, adaptations, improvements during the term of this Agreement, which may not be unreasonably withheld. Notwithstanding the foregoing, minor improvements, renovations or remodeling of the Property will not require the prior authorization of the LANDLORD, provided however, that such modifications will not alter or affect the PROPERTY.

Las Obras, mejoras y adecuaciones del “ARRENDATARIO” se sujetarán al proyecto que presente, y en su caso, autorice por escrito el “ARRENDADOR”, siempre y cuando éstas no interfieran o dañe la parte estructural o mecánica del Inmueble ni del resto de la superficie donde se ubica el Inmueble (“Obras del Arrendatario”). Dicho proyecto deberá ser entregado al “ARRENDADOR” por lo menos dentro de los 15 (quince) días naturales previos a la fecha en que pretenda comenzar su realización, para que el “ARRENDADOR” otorgue su consentimiento o proponga modificaciones al mismo. El ARRENDADOR deberá dar respuesta respecto al proyecto dentro de los 15 (quince) días siguientes a la recepción de la solicitud por el ARRENDATARIO, la falta de respuesta del ARRENDADOR se entenderá como aceptación tácita.

The works, improvements and changes made by the TENANT will be subject to the remodeling project presented by the TENANT to this end, and will be authorized in writing by the LANDLORD, when appropriate, as long as they do not interfere with or damage the structural or mechanical properties of the premises or the rest of the Property (“Tenant’s Works”). The remodeling project must be delivered to the LANDLORD at least 15 (fifteen) calendar days before the date on which it intends to begin its implementation, so the LANDLORD can approve or suggest changes to the proposed project. LANDLORD must respond to the submitted project within 15 (fifteen) days after such request by TENANT, if LANDLORD does not respond within the period provided above, it is understood that the project will be authorized implicitly.

El “ARRENDATARIO” tendrá derecho de elegir, bajo su propia responsabilidad, a su propio arquitecto, ingenieros, contratistas y sub-contratistas para llevar a cabo las modificaciones y obras necesarias a las instalaciones existentes en el Inmueble.

The TENANT shall have the right to choose, under its sole responsibility, the architect, engineers, contractors and subcontractors to make the changes and work on the existing facilities on the Property.

Las Partes acuerdan que, el “ARRENDADOR” realizará las obras descritas en el Anexo Tres en el Inmueble otorgando el “ARRENDATARIO” en este acto, el libre acceso al personal y maquinaria necesaria para realizar dichas obras en cualquier momento. El “ARRENDADOR” deberá obtener a su costa, en caso de ser necesario, todas las licencias, permisos y autorizaciones que sean necesarias para las obras que directamente vaya a realizar el “ARRENDADOR” conforme al Anexo Tres. El “ARRENDATARIO” desocupará dentro de los 90 (noventa) días siguientes a la firma de la escritura pública mediante la cual se formaliza la compraventa del INMUEBLE la porción de la planta de forja que el “ARRENDADOR” planea demoler.

The Parties agree that the LANDLORD will perform the works described in Exhibit Three on the Property; therefore, the TENANT hereby grants the LANDLORD and its personnel free access to perform the works with the required machinery at any time. The LANDLORD will obtain at his expense if needed, all licenses, permits and authorizations needed to carry out directly the Landlord’s works according with Exhibit Three. TENANT will vacate within 90 (ninety) days after closing of the title deed before a notary public by which the sale of the PROPERTY is formalized, the portion of the forging plant which LANDLORD plans to demolish.

El “ARRENDATARIO” deberá obtener a su costa todas las licencias, permisos y autorizaciones que sean necesarias para las Obras del Arrendatario, incluyendo, sin limitación, cualquier impacto en la capacidad del ARRENDATARIO para continuar operando su negocio.

The TENANT will obtain at his expense, all licenses, permits and authorizations needed to carry out the Tenant’s Works, including without limitation, any impact on Tenant’s ability to continue to operate its business.

El “ARRENDATARIO” ejecutará las Obras del Arrendatario en el Inmueble en cumplimiento del proyecto que haya aprobado el “ARRENDADOR”, utilizando exclusivamente materiales de primera calidad.	The TENANT will execute the Tenant’s Works on the Property pursuant to the project approved by the LANDLORD, using only quality materials.
En todos los casos, el “ARRENDATARIO” asume la obligación de indemnizar al “ARRENDADOR” por los daños y perjuicios que se ocasionen a las instalaciones del Inmueble, por las Obras del Arrendatario.	In all cases, the TENANT assumes the obligation to indemnify the LANDLORD for the damages caused to the Property by the Tenant’s Works.

El “ARRENDADOR” tendrá, en todo momento, el derecho de verificar pero sin interferir u obstaculizar las actividades del "ARRENDATARIO " y/o sus contratistas, previa notificación por escrito al “ARRENDATARIO”, que las obras de acondicionamiento y decoración del Inmueble se realizan de conformidad con el proyecto que le autorizó al “ARRENDATARIO”, y en caso de que la obra no se lleve al cabo de conformidad a lo autorizado, el “ARRENDADOR”, podrá solicitar, por escrito e indicando claramente los incumplimientos respecto del proyecto y adjuntando las correspondientes pruebas, las modificaciones en los trabajos que estime necesarios para que se cumpla con el proyecto autorizado, en el entendido de que el “ARRENDATARIO” tendrá 30 (treinta) días naturales para hacer las rectificaciones correspondientes o, si estima que los trabajos realizados cumplen con el proyecto autorizado, el “ARRENDATARIO” responderá por escrito dentro de ese plazo con las aclaraciones que justifiquen que los trabajos cumplen con el proyecto autorizado. En caso de que la obra no se lleve al cabo de conformidad a lo autorizado, El “ARRENDADOR” podrá, sin necesidad de resolución judicial, exigir al “ARRENDATARIO” que se suspendan, deshagan, destruyan o realicen todas las modificaciones necesarias para hacer que el Inmueble a las condiciones que se requieran para apegarse a lo autorizado.

The LANDLORD shall always have the right to verify that the renovation and decoration done on the premises is carried out in accordance with the authorized project, without interfering or obstructing the activities performed by the TENANT and/or its contractors, and upon sending written notice to the TENANT. If the work is not carried out in accordance with the authorized project, the LANDLORD may send the TENANT a written notice, clearly indicating the breaches to the project and attaching supporting documentation, and the changes to the work that it considers necessary to comply with the approved project, with the understanding that the TENANT will have 30 (thirty) calendar days to make the necessary corrections or, if it believes that the work carried out complies with the approved project, to respond in writing with the explanations needed to justify that the work meets the terms approved for the project. If the work is not line with the authorized project, the LANDLORD may order the TENANT to suspend, undo, destroy or make any necessary changes to return the Property to the conditions required to comply with the authorized project.

El “ARRENDATARIO” será el único patrón y responsable frente al “ARRENDADOR” y terceros, de todo el personal que ocupe y contrate para la ejecución de las Obras del Arrendatario que realice, siendo responsable por todas las obligaciones derivadas de las leyes aplicables en materia de trabajo y seguridad social, obligándose en consecuencia el “ARRENDATARIO” a sacar en paz y a salvo al “ARRENDADOR” de cualquier responsabilidad que por tal motivo se le quisiera imputar. Asimismo, el “ARRENDADOR” continuará siendo responsable por todas las obligaciones derivadas de las leyes aplicables en materia de trabajo y seguridad social y a sacar en paz y a salvo al “ARRENDATARIO” de cualquier responsabilidad respecto de las obras que realice en el Inmueble, referidas en el Anexo Tres del presente Contrato incluyendo, sin limitación, cualquier impacto en la capacidad del ARRENDATARIO para continuar operando su negocio y que sea causado únicamente por la proximidad al negocio del ARRENDATARIO (como actualmente funciona) a cualesquiera usos posteriores de la propiedad adyacente descrita en el Antecedente Primero, lo anterior en la medida que el ARRENDATARIO no incumpla cualquier ley o disposición administrativa aplicable (por ejemplo, si (a) el uso de los ARRENDATARIO de su equipo existente de "martillo" cumple con las regulaciones de ruido aplicables antes de la fecha del presente Contrato, entonces (b) el ARRENDADOR proporcionará suficientes materiales de insonorización en los trabajos del ARRENDADOR conforme al Anexo 3 según sea necesario para asegurar que las operaciones cumplan después de la terminación de las obras del ARRENDADOR conforme al Anexo 3).

The TENANT will be the sole employer liable to the LANDLORD and third parties, for all of the workers it hires to carry out the Tenant’s Works, and shall be the only party responsible for all labor and social security obligations, and as such, the TENANT agrees to hold harmless the LANDLORD from any liability brought against it concerning the Tenant’s Works performed on the property. Conversely, the LANDLORD will continue to remain liable for all labor and social security obligations and shall hold the TENANT harmless from any liability concerning the LANDLORD’s works, and listed in Exhibit Three of this Agreement, including, without limitation, any impact on the ability of the TENANT to continue operating its business caused solely by the proximity of the TENANT’s business (as currently operated) to any subsequent uses of the adjacent property described in the Single Recital, the foregoing to the extent that TENTANT does not infringe any applicable laws (for example, if (a) the TENANT’s use of its existing “hammer” equipment complies with applicable noise regulations before the date of this Agreement, then (b) LANDLORD shall provide sufficient soundproofing materials in Landlord’s works per Exhibit 3 as necesssary to ensure that the same operations will comply after the completion of such works).

DECIMA PRIMERA. RENUNCIAS	ELEVEN. WAIVERS AND DISCLAIMERS

En caso que El “ARRENDATARIO” continúe sin oposición en el uso y goce del inmueble, una vez vencido el Termino Inicial y sus Prórrogas, las Partes acuerdan que no será aplicable el artículo 2487 del Código Civil del Distrito Federal, por lo que el “ARRENDADOR” podrá exigir la entrega del Inmueble, sujetándose a lo establecido en el artículo 2442.

Should the TENANT continue to occupy and enjoy use of the premises without opposition, after expiration of the Initial Term and its Extensions, the Parties agree that the terms set forth in Article 2487 of the Civil Code of the Federal District shall not apply, so the LANDLORD may demand surrender of the Property, under Article 2442.

El “ARRENDATARIO” renuncia en este acto al derecho de preferencia que le concede los artículos 2447 y 2448-J del Código Civil del Distrito Federal.	The TENANT hereby waives the preemptive right granted by Articles 2447 y 2448-J of the Civil Code of the Federal District.
Asimismo las Partes también renuncian al derecho de la Teoría de Imprevisión previsto en los artículos 1796 y 1796 Bis del Código Civil para el Distrito Federal.	The Parties will also waive their right to the doctrine of unforeseen difficulties established in Articles 1796 y 1796 Bis of the Civil Code for the Federal District.
DÉCIMA SEGUNDA. CESI”N	TWELVE. ASSIGNMENT

Salvo lo previsto en el siguiente párrafo, el “ARRENDATARIO” no podrá subarrendar, traspasar, pasar, ceder o de cualquier otra forma enajenar los derechos derivados del presente Contrato, ya sea de manera parcial o total, a un tercero, distinto a una afiliada o subsidiaria del ARRENDATARIO, excepto que cuente con el previo consentimiento otorgado por escrito por el “ARRENDADOR” y no podrá ser negado sin causa justificada.

Except as provided in the following paragraph, the TENANT may not sublet, transfer, assign or otherwise dispose of all or part of the rights under this Agreement, other than to a TENANT'S affiliate or subsidiary, unless it has the written consent of the LANDLORD. Such consent is not to be unreasonably withheld.

El “ARRENDATARIO” podrá, mediante aviso por escrito al “ARRENDADOR” con por lo menos 15 (quince) días de anticipación, pero sin necesidad de su consentimiento, ceder, subarrendar o compartir la ocupación con una sociedad o entidad afiliada o subsidiaria del “ARRENDATARIO” quienes se sujetarán a todos y cada uno de los términos establecidos en el presente Contrato y el “ARRENDATARIO” garantizará, como obligado solidario o fiador, las obligaciones que derivan del presente Contrato.

The TENANT may assign, sublet or share occupation of the Property with a subsidiary or affiliate upon written notice to the LANDLORD sent at least 15 (fifteen) days in advance, although without need for its consent, and the subsidiary or affiliate shall be subject to each and every one of the terms of this Agreement, and the TENANT shall guarantee the obligations under this Agreement as guarantor or joint and several obligor.

Una vez celebrado el Contrato para subarrendar, traspasar, pasar, ceder o de cualquier otra forma enajenar los derechos derivados del presente Contrato el “ARRENDATARIO” dentro de los 10 (diez) días naturales siguientes deberá notificar al “ARRENDADOR” la celebración de dicho Contrato, anexando copia del documento en el que conste lo anterior.

Once the contract to sublease, transfer, assign or otherwise dispose of the rights under this Agreement is entered into, the TENANT will have ten (10) calendar days to notify the LANDLORD of the execution of the contract, attaching a copy of the document attesting the above.

El “ARRENDADOR”, en cualquier momento podrá traspasar, pasar, ceder o de cualquier otra forma enajenar los derechos derivados del presente Contrato, y los derechos de cobro del mismo, sin afectar o modificar ninguno de sus términos, incluyendo sus accesorios tales como hipoteca, fianza, prenda o cualquier otro privilegio con el que, en su caso, se cuente, ya sea de manera parcial o total, así como, enajenar, hipotecar o gravar de cualquier forma el Inmueble, sin necesidad del consentimiento del “ARRENDATARIO”.

The LANDLORD may transfer or assign or otherwise dispose of the rights under this Agreement, at any time, and the receivables thereof without affecting or changing any of its terms, including accessories such as a mortgage, deposit, pledge or any other privilege considered, either partially or totally, as the sale, mortgage or encumbrance of the property without need for consent from the TENANT.

DÉCIMA TERCERA. ABONOS	THIRTEEN. PAYMENTS
Aunque el “ARRENDADOR” reciba las rentas en fechas distintas a las estipuladas, o reciba abonos a cuenta de las mismas, no se entenderá modificado este Contrato en cualquiera de sus partes.	Although the LANDLORD might receive payment of the lease amounts on dates and in accounts other than those stipulated in the Agreement, it will not be deemed to amend any part of this instrument.
DÉCIMA CUARTA. OBLIGACIONES DEL ARRENDATARIO	FOURTEEN. OBLIGATIONS OF THE TENANT
El “ARRENDATARIO” se obliga expresamente a:	The TENANT expressly agrees:

14.1. En cualquier momento, permitir la inspección del Inmueble a cualquier persona autorizada por el “ARRENDADOR”, sin más limitaciones que la consistente en que la inspección se verifique en días y horas hábiles y que se haya notificado por escrito al “ARRENDATARIO” de tal visita de inspección con cuando menos 2 (dos) días hábiles de anticipación.

14.1.     To allow anyone authorized by the LANDLORD to inspect the Property at any time, with no limitations other than confirming the inspection day and time sent to the TENANT in writing at least two (2) business days in advance.

14.2 No tener sustancias peligrosas, corrosivas, deletéreas e inflamables en el Inmueble salvo por aquéllas que por objeto de su negocio sea necesarias.	14.2 That it will not keep any dangerous, corrosive, harmful or flammable substances on the Property except those required by its line of business.
14.3 No tener en el Inmueble animales de ninguna clase y objetos que pudieran poner en peligro a personas.	14.3 That it will not keep any animals or objects on the Property that could be deemed a threat to individual health or safety.

14.4 No retener la renta en ningún caso, ni bajo ningún título, ni por falta de compostura que el “ARRENDADOR” dejará de hacer o por las que hiciere el “ARRENDATARIO”, sino que pagará íntegramente la renta en la fecha estipulada. No obstante lo anterior, el ARRENDATARIO únicamente podrá retener la renta en los casos en que tenga que pagar reparaciones mayores, conforme a lo previsto en la Cláusula Décima Sexta

14.4      That it will not withhold payment of rent under any circumstances or under any title, or for repairs done or not by the LANDLORD, but shall pay the full lease amount on the stipulated date. Notwithstanding the foregoing, TENANT may withhold payment of rent only when it must pay out of its own pocket for any major repairs, as provided in Clause Sixteen.

14.5 No ejecutar sin consentimiento del “ARRENDADOR”, otorgado previamente por escrito, obra, adecuación o modificación substancial o mayor alguna en el Inmueble. Todas las obras que el “ARRENDATARIO” ejecute en el Inmueble serán hechas con materiales de primera calidad y quedarán a beneficio del “ARRENDADOR”, salvo en el caso de que el “ARRENDATARIO” decida removerlas al término de la Vigencia o de cualquiera de las Prórrogas correspondientes, en cuyo caso lo hará sin causar daños estructurales o permanentes al Inmueble y en caso de causarlos deberá realizar las reparaciones correspondientes para dejar el Inmueble en el estado que lo recibió, salvo por el deterioro causado por el uso y desgaste del mismo.

14.5      Not to do any substantial, major work or make any substantial, major changes to the Property without consent from the LANDLORD, which must be granted in advance and in writing. All of the works and improvements that the TENANT does to the Property shall be done with quality materials and shall remain on the Property for the LANDLORD to use, unless the TENANT decides to remove them at the end of the Term or any of the corresponding extensions, in which case it must do so without causing structural or permanent damage to the Property. However, should the Property be damaged, the TENANT will return the Property to its original condition, less normal wear and tear.

14.6       Celebrar directamente con quien corresponda, el contrato para el suministro de energía eléctrica, gas, agua, vigilancia, jardinería, pavimentación y demás servicios públicos o privados que resulten necesario para el Destino del Inmueble. El pago de dichos consumos será exclusivamente a cargo del “ARRENDATARIO”.

No obstante lo anterior y sujeto a disponibilidad del volumen que se señala más adelante, el ARRENDADOR deberá proveer al ARRENDATARIO con un mínimo de 50,000 (cincuenta mil) metros cúbicos de agua de los pozos de agua ubicados en el Inmueble. Derivado de lo anterior, el ARRENDATARIO deberá pagar una cuota al ARRENDADOR conforme a las tarifas establecidas por la Comisión Nacional de Agua. Las PARTES se obligan a colaborar de buena fe para realizar los pagos derivados del uso de los pozos hasta que el título de concesión de los pozos se transfiera a nombre del ARRENDADOR, y cualquier otro servicio compartido. Sin embargo, el ARRENDADOR tiene la obligación de realizar todas las reparaciones (mayores y menores) a los pozos de agua, y también deberá tomar todas las medidas razonables, incluyendo el pago puntual de los pagos, según sea necesario, para mantener la Concesión de Agua en los volúmenes más altos permitidos por la ley.

14.6    Sign the corresponding utilities agreements including electricity, gas, water, safety and security, landscaping, paving and other public or private services required for the Permitted Use. The TENANT shall be responsible for the payment of all of such utilities.

Notwithstanding the foregoing, and subject to availability of the volume mentioned below, LANDLORD must provide TENANT with at least 50,000 (fifty thousand) cubic meters of water from the water wells located in the Property. As a result, TENANT must pay a fee to LANDLORD corresponding to the rates established by the National Water Commission. The PARTIES will cooperate in good faith with the payments of the water wells usage while the title of the water wells concession is being transferred to LANDLORD, and any other shared services. However, Landlord has the obligation to make all repairs (major and minor) to the water wells, and Landlord must take all reasonable actions, including the timely payment of fees due to the government as required to maintain the Water Concession at the highest volumes permitted by law.

14.7      Salvo en la medida causada por las obras del ARRENDADOR, referidas en el Anexo Tres, el “ARRENDATARIO”, se obliga a obtener de las autoridades que correspondan los permisos y autorizaciones necesarios, a fin de poder operar y mantener abierto su negocio en el Inmueble, obligándose desde este momento a cumplir, con todas y cada una de las leyes y reglamentos que le sean aplicables; por lo que las obligaciones contraídas a cargo del “ARRENDATARIO” en virtud de este Contrato serán exigibles aún en el caso de que el Inmueble sea clausurado por las autoridades, para este caso el “ARRENDATARIO” se obliga a sacar y mantener a salvo el bien Inmueble, obligándose a cubrir todos los honorarios, multas y gastos que por este motivo se causen, salvo en la medida causada por las obras del ARRENDADOR, referidas en el Anexo Tres.

14.7      Except to the extent caused by the Landlord’s works, per Exhibit Three, the TENANT agrees to obtain from the applicable authorities the necessary permits and authorizations needed to operate and maintain its business on the property, hereby agreeing to comply with all applicable laws and regulations. Therefore, except to the extent caused by the Landlord’s works, per Exhibit Three, the obligations of the TENANT under this Agreement shall be due even if the Property is shut down by the authorities, in which case the TENANT agrees to hold harmless the Property and to cover all related fees, fines and costs incurred.

14.8       El “ARRENDATARIO” se obliga a tener y mantener dentro del Inmueble, sistemas contra incendios en el marco de la normatividad aplicable en este aspecto, señalando de forma enunciativa más no limitativa los siguientes: extintores, detectores de humo, sistemas de rociadores, señalización, rutas de evacuación y los que la normatividad marque en su momento.

14.8     The TENANT agrees to install and keep in the building, firefighting systems under the applicable regulations in this regard, including but not limited to fire extinguishers, smoke detectors, sprinkler systems, signage, evacuation routes and those established by the applicable regulations in force at the time.

14.9       Salvo en la medida causada por las obras del ARRENDADOR, referidas en el Anexo Tres, a sacar a salvo y en paz a “ARRENDADOR”, respecto de cualquier actividad ilícita que pueda realizar el “ARRENDATARIO” y/o sus dependientes y/o empleados y/o clientes dentro del Inmueble, respondiendo de los daños y perjuicios que se le pudieran causar al “ARRENDADOR”.

14.9     Except to the extent caused by the Landlord’s works, per Exhibit Three, the TENANT agrees to hold harmless the LANDLORD for any illegal activities performed by the Tenant and/or its subsidiaries and/or employees and/or customers in the Property, responding for the damages caused to the LANDLORD.

14.10    No llevar a cabo, entre otras, las siguientes prácticas (i) realizar cualquier actividad como pagos, transferencias, ofertas, promesas, concesiones, beneficios, ya sea directa o indirectamente, la cual implique o tenga como propósito o efecto la corrupción, el soborno, la extorsión, la facilidad de pagos o cualquier otro hecho ilícito para obtener o retener un negocio, una ventaja comercial o un inadecuado desempeño de cualquier función o actividad en relación con cualquier empleado, entidad, candidato, proveedor o funcionario de cualquier entidad pública o privada; y (ii) usar cualquier relación del “ARRENDADOR” para tratar de ocultar las fuentes de fondos obtenidos de forma ilegal.

14.10    That it will not engage in the following practices, among others: (i) perform any activity such as payments, transfers, offers, promises, concessions, benefits, either directly or indirectly, that imply or intended for the purposes or effects of corruption, bribery, extortion, ease of payment or any other illegal act to obtain or retain business, a commercial advantage or the inadequate performance of any function or activity with respect to any employee, organization, candidate, supplier or officer of any public or private entity; and (ii) use any of the LANDLORD'S relations to try to conceal the source of funds obtained illegally.

DÉCIMA QUINTA. IMPUESTOS	FIFTEEN. TAXES

Las Partes se obligan a cubrir a su cargo los impuestos que se generen con motivo de este Contrato y que por su naturaleza le correspondan, queda convenido expresamente que en caso de que se dicten nuevas leyes impositivas, se modifiquen las actuales, o por cualquier circunstancia se agregue o altere el impuesto a pagar con motivo del presente Contrato, dicha variación o nueva imposición, continuará a cargo de la parte que por su naturaleza le correspondiera conforme a la legislación aplicable.

The Parties agree to cover all of their corresponding taxes resulting from this Agreement, and expressly agree that in the event that new tax laws are enacted, or the current laws are modified, or for any reason that could add or alter the tax payable by reason of this Agreement, such a change or new taxation will continue to be covered by the respective party that corresponds to such by its nature under the applicable law.

El “ARRENDADOR” por su parte será responsable del pago del impuesto predial del Inmueble, y los inmuebles sobre los que se encuentran construidos, así como todos aquellos impuestos que por ley deba cubrir.

The LANDLORD, in turn, is responsible for paying the property taxes on the land and buildings on the Property, as well as all other taxes established by law.

DÉCIMA SEXTA. OBRAS, MEJORAS Y REPARACIONES	SIXTEEN. WORKS, IMPROVEMENTS, AND REPAIRS

El “ARRENDATARIO”, acepta lo ordenado por el artículo 2444 del Código Civil del Distrito Federal, siendo de su exclusiva cuenta las reparaciones que sean necesarias en las instalaciones del Inmueble, o por deterioros provocados por el mal uso del “ARRENDATARIO” al Inmueble que fueran directamente imputables al “ARRENDATARIO”.

The TENANT agrees to comply with the provisions outlined in Article 2444 of the Civil Code of the Federal District, being solely liable for making the necessary repairs on the premises or for the damage caused to the Property by misuse directly attributable to the TENANT.

Durante la vigencia de este Contrato, el “ARRENDADOR” únicamente asume la obligación de dar mantenimiento o realizar reparaciones mayores que sean necesarias para el buen funcionamiento y conservación del Inmueble. Se entenderán por reparaciones mayores aquellas que no se deriven del uso y desgaste ordinario y habitual del Inmueble, incluyendo, pero sin limitar, cimientos de construcción, paredes de construcción, techos, conductos de gas, agua, y electricidad. Cualquier otro tipo de reparación o mantenimiento, será a cargo exclusivo sin derecho a reembolso o indemnización a cargo del “ARRENDATARIO”.

Las Partes acuerdan que el “ARRENDADOR” no será responsable de reparaciones y/o mantenimiento (mayor o menor) de los equipos y/o maquinaria que sean propiedad del Arrendatario.

During the term of this Agreement, the LANDLORD only assumes the obligation to perform the maintenance or major repairs required to ensure the proper operation and maintenance of the Property. Major repairs will be understood by those not derived from ordinary use and wear and tear of the Property, including but not limited to, building foundations, building walls, roofs, gas lines, plumbing lines, electrical power lines to the buildings, and concrete structures. Any other type of repair or maintenance shall be the exclusive and sole liability of the TENANT without any right to a refund or compensation.

The Parties agree the LANDLORD will not be responsible for repairs and/or maintenance (ordinary or extraordinary) of equipment and/or machinery owned by the TENANT.

En caso que el Inmueble requiera alguna reparación mayor referida en el párrafo anterior el “ARRENDATARIO” se obliga a notificar por escrito al “ARRENDADOR” en un plazo máximo de 24 horas contados a partir de la fecha en que tenga conocimiento de la reparación requerida, y el “ARRENDADOR” se obliga a realizar dichas reparaciones en un plazo de 20 (veinte) días naturales a partir de la fecha de la recepción de dicha notificación, salvo que la magnitud y naturaleza de dichas reparaciones, requiera de un plazo mayor; salvo que la falta de llevar a cabo dichas mejoras limite al ARRENDATARIO llevar a cabo los Usos Permitidos, por lo que dichas reparaciones deban completarse en un plazo menor.

If the Property requires any of the major repairs referred to in the preceding paragraph, the TENANT shall be bound to notify the LANDLORD in writing within 24 hours from the time it learns of the required repair, and the LANDLORD shall be bound to make the repairs within 20 (twenty) calendar days from the date of receipt of such notice, unless the extent and nature of such repairs, require a longer period; unless the failure to make such repairs would prevent TENANT from performing the Permitted Uses and would reasonably require that such repairs must be completed in a shorter period.

Exclusivamente en el supuesto que el “ARRENDADOR” no dé respuesta a la reparación mayor al término del plazo de 20 (veinte) días, se entenderá que el “ARRENDADOR” ha otorgado su consentimiento para que el “ARRENDATARIO” realice dichas reparaciones, y el “ARRENDADOR” acuerda en reembolsar al “ARRENDATARIO” el pago incurrido por el “ARRENDATARIO” debidamente comprobados y justificados, renunciando en este acto al derecho establecido en el artículo 2490 fracción I del Código Civil del Distrito Federal.

Exclusively on the assumption that the LANDLORD does not respond to the request for major repairs within the 20-day period, the Parties shall understand that the LANDLORD consents to have the TENANT make such repairs, and the LANDLORD agrees to reimburse the TENANT for the payments incurred upon duly providing the justification and support documentation, hereby waiving its rights established in Article 2490 of the Civil Code of the Federal District.

Las Partes convienen en que todas las obras, mejoras y reparaciones permanentes que se hagan al Inmueble (salvo reparaciones mayores, conforme a los casos previstos en esta Clausula y salvo obras del “ARRENDADOR” por Anexo Tres) serán hechas, por cuenta y a costa del “ARRENDATARIO”, sin que tenga derecho a compensación o remuneración alguna.

The Parties agree that all works, improvements and permanent repairs to the Property (except for any major repairs, as provided in this Clause, and except for the Landlord’s works per Exhibit Three) will be made on behalf of and at the expense of TENANT, without being entitled to compensation or remuneration.

Al término del presente Contrato, el “ARRENDATARIO” devolverá al “ARRENDADOR” el Inmueble en buen estado, salvo por el uso y desgaste normal, y salvo reparaciones mayores, y todas las obras, mejoras, adaptaciones e instalaciones que hubiere efectuado, permanecerán en el Inmueble y quedarán a beneficio del “ARRENDADOR”, salvo que puedan ser removidas sin causar daños estructurales o permanentes al Inmueble o que de causarse sean reparados, y sin obligación alguna de indemnizar, remunerar o rembolsar su valor, renunciado el “ARRENDATARIO” a lo anterior.

At the end of this Agreement, the TENANT will return to the LANDLORD the property in good condition, less normal wear and tear, and except for major repairs, and all of the works, improvements, adaptations and installations built will remain in the property and for the LANDLORD, unless they can be removed without causing structural or permanent damage to the Property, or if caused, they must be repaired, without obligation to compensate or reimburse the TENANT for their value.

DECIMA SÉPTIMA. MANTENIMIENTO	SEVENTEEN. MAINTENANCE

El “ARRENDATARIO” se obliga a mantener limpio y en buenas condiciones los servicios e instalaciones existentes en el Inmueble así como aquéllas que de tiempo en tiempo llegue a contratar o modificar en el mismo, siendo a su cargo exclusivo los gastos que esto genere.

The TENANT agrees to keep the services and facilities on the Property clean and in good shape, as well as those that it may contract or change, from time to time, and shall cover the costs involved solely at its expense.

DECIMA OCTAVA. DEP”SITO EN GARANTÍA	EIGHTEEN. SECURITY DEPOSIT
El “ARRENDATARIO” se obliga a la firma de este Contrato, a entregar al “ARRENDADOR”, por concepto de Depósito en Garantía la cantidad equivalente a 2 (dos) meses de Renta.	The TENANT agrees, upon signing this Agreement, to give the LANDLORD a Security Deposit equal to two (2) months' rent.

El Depósito en Garantía aquí pactado, al momento de la total desocupación y entrega al “ARRENDADOR” del Inmueble, se aplicará únicamente para reparar o pagar cualquier adeudo a cargo del “ARRENDATARIO”. En el caso de que no exista la necesidad de hacer cualquier reparación o de pagar cargo alguno pendiente, la cantidad aquí establecida le será devuelta al “ARRENDATARIO”, cuarenta y cinco días calendario después de la desocupación y entrega del Inmueble al “ARRENDADOR” de manera personal o bien, vía transferencia electrónica de fondos a la cuenta bancaria que en su momento le indique por escrito el “ARRENDATARIO” a ARRENDADOR, sin que dichas cantidades generen intereses a favor del “ARRENDATARIO”.

The Security Deposit herein established, shall be applied solely to repair or pay any debt left by the TENANT upon surrender of the Property. If there is no need to make any repairs or pay any outstanding charges, the amount set forth herein will be returned to the TENANT 45 (forty-five) calendar days after it surrenders the property to the LANDLORD. Such amount shall be paid in person or through a wire transfer to the bank account number provided by the TENANT to the LANDLORD in writing, without generating interest for the TENANT.

La cantidad aquí establecida deberá ser actualizada por el “ARRENDATARIO” de manera proporcional en que aumente el valor de la renta mensual, al momento en que suceda dicho aumento, y no generará fruto, interés o producto alguno a favor del “ARRENDATARIO”.

The amount stated herein must be updated by the TENANT in proportion to the increase in the value of the monthly rent at the time this increase happens, and will not produce results, interest or any product for the TENANT.

DÉCIMA NOVENA. PACTO PARA UTILIZAR EL DEP”SITO EN GARANTÍA	NINETEEN. AGREEMENT TO USE THE SECURITY DEPOSIT

El "ARRENDATARIO” autoriza desde este momento al “ARRENDADOR”, para que, previa notificación por escrito por parte del "ARRENDADOR" al "ARRENDATARIO", disponga del Depósito en Garantía, a fin de aplicarlas al pago de cualquier reparación o adeudo a cargo del “ARRENDATARIO”, por lo que estará en posibilidad de disponer del dinero como mejor convenga a sus intereses de conformidad con la presente cláusula y siempre que demuestre fehacientemente la aplicación de dichos pagos.

The TENANT hereby authorizes the LANDLORD to use the Security Deposit upon written notice by the LANDLORD, to apply it to pay for any repairs or debts charged to the TENANT. Therefore, it will be in a position to use the money as best suits its interests in accordance with this clause and upon providing clear evidence of the implementation of such payments.

VIGÉSIMA. DECLARACIONES AMBIENTALES.	TWENTIETH. ENVIROMENTAL REPRESENTATIONS.

Al CONOCIMIENTO DEL ARRENDATARIO, la fracción del INMUEBLE que ésta arrendará a través del presente CONTRATO, cuenta con todos los permisos, licencias y autorizaciones necesarios o requeridos de conformidad con la Legislación Ambiental mismas que amparan el uso y operación de dicha porción de conformidad con el Destino del Inmueble incluyendo, sin limitación alguna, los permisos de uso de suelo y su correspondiente licencia de construcción y planos autorizados. Copia de las licencias y de los permisos con los que cuenta el ARRENDATARIO se adjuntan al presente Contrato como Anexo 4.

Compensación:

El ARRENDATARIO será responsable frente al ARRENDADOR de todas las pérdidas en las que la primera incurra, ocasionadas por el incumplimiento de las disposiciones previstas en la Legislación Ambiental vigente en México, en las que haya incurrido directamente o a través de cualesquiera de los usuarios a los que le haya permitido la entrada o uso de la fracción del INMUEBLE que el ARRENDATARIO arrendará a través del CONTRATO DE ARRENDAMIENTO SYPRIS durante el tiempo en el que fue propietaria de éste y hasta la terminación del CONTRATO DE ARRENDAMIENTO SYPRIS, incluyendo, pero no limitándose, a la presencia de cualquier Sustancia Peligrosa, sobre, dentro o cerca del INMUEBLE siempre que se excedan los límites máximos permisibles previstos por la Legislación Ambiental vigente en México al momento de celebración del presente contrato.

El ARRENDATARIO cubrirá todos los costos, razonables, justificables y que sean consecuencia directa de  alguno de los incumplimientos referidos en el primer párrafo de esta cláusula y sacará al ARRENDADOR en paz y a salvo de cualquier juicio, reclamación, denuncia o procedimiento que tenga por objeto reclamarle la responsabilidad por dichos incumplimientos, indemnizándola de cualquier daño, perjuicio, costo, gasto (incluyendo costos razonables de la defensa) en el que incurra para su defensa.

To TENANT’S KNOWLEDGE, the portion of the PROPERTY leased by the TENANT pursuant to this AGREEMENT, has all the licenses, permits certificates of occupancy and government approvals required for this portion’s operation in accordance to the Environmental Laws same which covers the use and occupancy of this portion pursuant to its Permitted Use, including without limitation, the land use permits and the corresponding construction license and authorized blueprints. A copy of the licenses and permits that TENANT has are hereto attached under Exhibit 4

Indemnity:

TENANT will be responsible before LANDLORD of all losses incurred in by the first, resulting from the violation to the dispositions foreseen in the Environmental Laws currently in force in Mexico, incurred in directly or through any of the users to which entrance or use of the portion of the PROPERTY leased by TENANT through the SYPRIS LEASE AGREEMENT, was allowed by him during the time he was the owner and until the Termination of the SYPRIS LEASE AGREEMENT, including without limitation, the presence of any Hazardous Substance, on, within or nearby the PROPERTY as long as the maximum permissible levels foreseen by the Environmental Laws, in force in Mexico at the moment of execution of the present, are exceeded.

TENANT will cover all costs, reasonable, justifiable and resulting directly from any of the violations referred to in the first paragraph of the present clause and will hold LANDLORD harmless from any suit, claim, complaint or procedure whose purpose is to claim the liability for said violations, covering any compensation for any damage, loss, costs, expenses (including reasonable costs of defense) incurred in for his defense.

Sobre cualquier terminación de presente Contrato o al vencimiento del término de presente Contrato o cualquier Prórroga, las Partes cumplir y acuerden un plan de investigación ambiental a realizar por el consultor seleccionado por el ARRENDATARIO y razonablemente aceptable al ARRENDADOR. En el supuesto de que el consultor identificara algún tipo de contaminación en la porción arrendada de la PROPIEDAD, que sea responsabilidad del ARRENDATARIO, los trabajos de remediación serán ejecutados por el VENDENDOR de conformidad con las siguientes condiciones:

(a) las obligaciones de remediación, en virtud del presente contrato, serán las mismas que los requisitos mínimos previstos en la Legislación Ambiental y en consecuencia, el ARRENDADOR no podrá exigir del ARRENDATARIO requisitos adicionales o el cumplimiento de limites más estrictos a los establecidos por la Legislación Ambiental;

(b) el ARRENDADOR otorgará pleno control al ARRENDATARIO del proceso de remediación y el ARRENDATARIO se compromete a informar regularmente al ARRENDADOR respecto a dicho proceso;

(c) las acciones de remediación se ejecutaran sobre la base de los procesos de remediación más rentables y eficientes que determine el ARRENDATARIO, de manera razonable, previa comunicación al ARRENDADOR;

Upon any termination of this Agreement or the expiration of the term of this Agreement or any Extension, the Parties shall meet and mutually agree upon a plan of environmental investigation to be conducted by consultant selected by TENANT and reasonably acceptable to LANDLORD. In the event such consultant were to find any pollution in the leased portion of the PROPERTY, for which TENANT is responsible, the remediation actions that must be carried out will be executed by TENANT based on the following conditions:

(a) the remediation obligations under the agreement will be the same as the minimum requirements foreseen in the Environmental Laws and therefore LANDLORD under no circumstance can demand from TENANT additional requirements or stricter limits than the ones foreseen in the Environmental Laws;

(b) LANDLORD will give full control of the remediation process to TENANT and TENANT agrees to inform LANDLORD regularly in regards to said process;

(c) the remediation actions will be carried out based on the most cost-effective and efficient remediation processes as determined by TENANT in its reasonable judgment, prior communication to LANDLORD;

(d) en el supuesto en el que cualquier autoridad ambiental le requiera al ARRENDADOR información relacionada con el cumplimiento de la Legislación Ambiental respecto a la porción arrendada del INMUEBLE, el ARRENDADOR obtendrá consentimiento previo por parte del ARRENDATARIO de cualquier comunicación que debe presentarse o sostenerse con las autoridades ambientales mexicanas y el ARRENDATARIO se obliga a compartir sus comentarios en un plazo no mayor a dos días hábiles, contados a partir de que recibió la comunicación, así como a no retener injustificadamente su consentimiento a una comunicación propuesta.

Definiciones:

Para efectos de este Contrato, Legislación Ambiental significara: Cualquier ley, reglamento, norma oficial mexicana, vigente y obligatoria en México a la fecha de la firma del presente contrato, que sean aplicadas por las autoridades ambientales federales, estatales y municipales.

Para efectos de este Contrato, Sustancia Peligrosa significara: Toda sustancia, material o residuo calificado como peligroso por la Legislación Ambiental vigente en México, al momento de celebración del presente contrato, por sus características corrosivas, reactivas, explosivas, tóxicas, inflamables o biológico-infecciosas.

(d) in the event that any environmental authority requests information from LANDLORD in regards to compliance with the Environmental Laws concerning the leased portion of the PROPERTY, LANDLORD will obtain the consent of TENANT prior to any proposed communication with the Mexican environmental authorities and TENANT obliges itself to present any comments in no more than two business days after receiving the communication and to not unreasonably withhold its consent from a proposed communication;

Definitions:

For purposes of this Agreement, Environmental Laws shall mean: Any law, regulation, Mexican official standard, in force and mandatory in Mexico at the time of execution of the present agreement, enforced by the federal, state and municipal environmental authorities.

For purposes of this Agreement, Hazardous Substance shall mean: Any substance, material or residue classified as dangerous by the Environmental Law in force in Mexico at the time of execution of the present agreement, for its corrosive, reactive, explosive, toxic, flammable or biological-infectious characteristics.

VIGÉSIMA PRIMERA. RESCISI”N	TWENTY ONE. RESCISSION
Será motivo de rescisión del presente Contrato, , las siguientes causas:	The following SHALL be grounds for termination of this Agreement:
21.1. Cualquier falta de cumplimiento puntual por alguna de las Partes a las obligaciones contraídas a su cargo por virtud de este Contrato.	21.1. Failure by either PARTY to fulfill their major obligations under this Agreement on due time.
21.2. Si el “ARRENDATARIO” no paga puntualmente la renta por 2 (dos) ocasiones consecutivas, en términos de lo pactado del presente Contrato.	21.2. If the TENANT fails to pay the rent two (2) consecutive times, regarding this Agreement.
21.3. Igualmente será causa de rescisión, por la otra Parte. si alguna Parte es declarada o solicita su declaración en Concurso Mercantil, Estado de Quiebra, Suspensión de Pagos o Insolvencia.	21.3. If either Party is declared or files for insolvency, commercial bankruptcy, or receivership, this will also be cause for termination by the other Party.

21.4. Si el “ARRENDATARIO” contraviene o deja de cumplir en cualquier forma, cualquiera de las obligaciones que adquiere con la firma del presente Contrato.	21.4. If the TENANT contravenes or fails to comply with any of the obligations acquired by signing this Agreement, in any form or manner.
21.5. Si cualquier autoridad competente clausura por más de 30 (treinta) días calendarios continuos el Inmueble (ya sea de manera parcial o total).	21.5. If a competent authority closes the Property (either partially or completely) for more than 30 (thirty) calendar days.

Salvo por lo expresamente convenido en contrario en este Contrato, cualquier falta de cumplimiento tendrá como consecuencia la posibilidad de rescisión del presente Contrato, siempre y cuando la parte afectada haya notificado por escrito a la otra parte y ésta no haya subsanado su incumplimiento en un plazo no mayor a 45 (cuarenta y cinco) días naturales contados a partir de la recepción de dicha notificación, siempre y cuando el ARRENDATARIO hubiera realizado todos los esfuerzos razonables para cumplir dentro de dicho plazo, excepto por demoras de autoridades gubernamentales a cooperar en el cumplimiento (el “Periodo de Cura”). Expresamente las Partes excluyen de lo anterior, lo establecido en el inciso 21.2. de la presente cláusula, es decir, cualquier incumplimiento a la obligación de pago por concepto de pago de Renta por parte del “ARRENDATARIO”, no se hará notificación alguna y no habrá periodo alguno a fin de que se subsane el incumplimiento de cualquier obligación de pago.

Except as expressly established to the contrary in this Agreement, failure to comply with any of its terms could lead to its termination, as long as the party concerned has been notified in writing by the other party, and it does not remedy the breach within a 45 (forty five) calendar days period from receipt of such notice, and as long as the TENANT has made all reasonable efforts to comply, excluding delays by governmental autorities to cooperate in such cure (“Cure Period”). The Parties expressly exclude from the above, the terms outlined in paragraph 21.2. of this clause; that is, breach of the lease payment obligation by the TENANT will not be subject to a notice, and there will be no period to remedy breach of this obligation.

VIGÉSIMA SEGUNDA. EXPROPIACI”N	TWENTY-TWO. EXPROPRIATION
En caso de expropiación del Inmueble, las Partes serán beneficiadas para todo lo relativo al presente Contrato en términos del Código Civil, la ley y decreto aplicable.	In the case of expropriation of the Property, the Parties will benefit from all matters relating to this Agreement regarding the Civil Code, the law and the applicable decree.

VIGÉSIMA TERCERA. CONCURSO MERCANTIL	TWENTY-THREE. COMMERCIAL BANKRUPTCY

Las Partes convienen que en caso de que el “ARRENDATARIO” solicitara o se le demande o se le declare en Concurso Mercantil, durante la vigencia de éste arrendamiento, y en consecuencia se opte por la resolución del presente Contrato, el “ARRENDATARIO” deberá pagar a favor del “ARRENDADOR” por concepto total de indemnización, daños y perjuicios, el equivalente al valor del Precio de la Renta más el Impuesto al Valor Agregado que resulten pendientes para cumplir la vigencia pactada en el presente Contrato, esta indemnización en ningún caso podrá ser menor a 3 (tres) meses.

The Parties agree that if the TENANT files for commercial bankruptcy during the term of this lease, and the Parties opt for termination of this Agreement, the TENANT must pay the LANDLORD full compensation of damages and losses, equal to the value of the rental price plus the value added tax pending to fulfill the term established in this Agreement, which may never be less than three (3) months.

VIGÉSIMA CUARTA. VENCIMIENTO	TWENTY-FOUR. EXPIRATION

Salvo por acuerdo pactado por las Partes en el último párrafo de la cláusula Octava del presente Contrato, para el caso de que el “ARRENDATARIO” no desocupe y entregue el Inmueble materia del presente Contrato el día de su vencimiento, o en su caso el día de vencimiento de su Prórroga, la renta mensual se incrementará en un 100% (cien) por ciento, respecto al precio de la última renta mensual, más el impuesto que se genere.

Except for the agreement established by the Parties in the last paragraph of Clause Eight of this Agreement, if the TENANT does not vacate and surrender the Property object of this Agreement on the termination day, or on the extended date, if any, the lease amount will increase one hundred percent (by 100%) over the last monthly lease amount, plus the corresponding taxes.

VIGÉSIMA QUINTA. CUOTA DE SALIDA.	TWENTY-FIVE. OUTPUT QUOTA.

Las partes convienen en que el presente Contrato se celebra por un plazo forzoso, por ello y sin perjuicio de lo convenido en la cláusula anterior, las partes pactan para el caso de que el “ARRENDATARIO” quiera dar por terminado anticipadamente el presente Contrato sin justificación, ello tendrá un costo de salida en virtud del plazo forzoso, de conformidad con lo siguiente:

Si el presente Contrato se da por terminado anticipadamente por el “ARRENDATARIO”, en cualquier momento sin justificación, el “ARRENDATARIO” deberá pagar a favor del “ARRENDADOR, la renta mensual por los meses que resten para cumplir el plazo forzoso del Contrato o la Prórroga.

El ARRENDATARIO podrá acordar con una parte relacionada o con algún tercero la celebración de un contrato de subarrendamiento respecto del INMUEBLE sujeto a lo establecido en los siguientes incisos:

(a) los términos de tal subarrendamiento deberán ser sustancialmente similares a los establecidos en este Contrato;

(b) El ARRENDATARIO permanecerá obligado solidariamente con el subarrendatario de que se trate; y

(c) el subarrendador que tome el lugar del ARRENDATARIO no podrá tener una ocupación ilícita, o utilizar el INMUEBLE para fines ilícitos, y el subarrendador no podrá ser competidor directo de algún otro inquilino del INMUEBLE.

Si el ARRENDATARIO cumple con las condiciones establecidas en los párrafos anteriores, el ARRENDADOR, a través del presente, da su consentimiento para dicho subarrendamiento.

The parties agree that this Agreement is held by a forced run, therefore , subject to the agreement in the preceding clause , the parties agree that the case of the "TENANT" wants to take for early termination of this contract without justification, it output will cost under forced term in accordance with the following:

If this Contract is terminated early by the "Lessee", at any time without justification, the "TENANT" will pay to the "LANDLORD,” the monthly rent for the months remaining to fulfill the term of the Contract or Extension.

However, in any case where the TENANT vacates the PROPERTY during the term or an Extension of the Contract, the TENANT will be entitled to arrange a sublease if :

(a) the terms of such sublease are substantially the same as under this Contract;

(b) the TENANT has agreed to remain jointly responsible for any difference between the rents due under this agreement and any lower amounts agreed or paid by the subtenant; and

(c) the subtenant who replaces TENANT shall not have an illegal business, or shall not use the PROPERTY for illegal purposes; or shall not be a direct competitor to any other tenant in the PROPERTY.

If the TENANT complies with the conditions described above, the LANDLORD hereby gives its consent to such subtenant.

VEINTISEIS.- SEGURO	TWENTY-SIX.- INSURANCE

El “ARRENDATARIO”, se obliga a contratar, pagar y mantener vigente un seguro de responsabilidad civil y de contenidos, por los daños imputables al “ARRENDATARIO”, que incluya actividades en el Inmueble por la cantidad mínima indicada de $1’500,000.00 (un millón quinientos mil D”LARES 00/100 Moneda de curso legal en los Estados Unidos de América). El “ARRENDATARIO” deberá cumplir con esta obligación dentro de un plazo máximo de 30 (treinta) días naturales contados a partir de la Entrega del Inmueble, igualmente en dicho plazo deberá entregar al “ARRENDADOR” el certificado o póliza del seguro así como los comprobantes del pago de la prima correspondiente; el seguro deberá mantenerse en vigor y por valores actualizados durante todo el tiempo que exista la relación contractual.

The TENANT shall maintain and carry during the term of this Agreement content and liability insurance for damages attributable to the TENANT, including activities performed on the Property for an amount not less than $1’500,000.00. The TENANT shall comply with this obligation within a maximum period of 30 (thirty) calendar days from the surrender of the Property, and must also furnish the LANDLORD with a certificate of such insurance and the proof of payment of the premium, that shall remain in force and updated as long as the contractual relationship exists.

A su vez, el “ARRENDADOR” se obliga a contratar y mantener en vigor para el Inmueble, pólizas de seguro de responsabilidad civil durante la vigencia del presente Contrato por un monto suficiente, y otro seguro contra todo riesgo, en las condiciones y por los montos que se acostumbre para este tipo de Inmuebles.

On the other hand, the LANDLORD agrees to contract and insure the value of the Property with liability insurance during the term of this Agreement for a sufficient amount, plus another comprehensive insurance policy under the terms and the values used for this type of properties.

Las pólizas de los seguros que contrate tanto el "ARRENDADOR" como el "ARRENDATARIO" deberán ser emitidas por una institución aseguradora debidamente reconocida y autorizada en México, en la inteligencia que dichas pólizas deberán permanecer vigentes durante todo el Término Inicial y cualquiera de sus prórrogas, en caso de haberlas.

The insurance policies to be contracted by both the LANDLORD and the TENANT shall be issued by an insurance company duly recognized and authorized to do business in Mexico, with the understanding that such policies must remain in force throughout the Initial Term and for the duration of its Extensions, if any.

VIGÉSIMA SÉPTIMA. RELACIONES CON TERCEROS	TWENTY-SEVEN. THIRD PARTY RELATIONS

Cada una de las Partes asume todas las obligaciones y responsabilidades de naturaleza laboral, fiscal, seguridad social, administrativa y de cualquier otra índole derivadas de las relaciones con sus trabajadores, dependientes, sindicatos, administradores, clientes, proveedores, gobierno, municipio, autoridades administrativas y hacendarías y otros terceros causahabientes suyos, obligándose a no perturbar a la otra parte ni a la sociedad que, en su caso, preste los servicios de administración y mantenimiento del Inmueble, así como de mantener y sacar en paz y a salvo a la otra parte, y/o a la persona que preste los servicios de administración y mantenimiento, por cualquier reclamación o demanda derivada de dichas relaciones.

Each Party shall assume all labor, fiscal, administrative and social security obligations and liabilities of any kind arising out of the relationships with their workers, employees, successors, unions, managers, customers, suppliers, government, municipality, administrative and tax authorities and others of their third parties, agreeing not to disturb the other party or company that provides Property management and maintenance services, where appropriate, and to hold harmless the other party and/or the person providing the maintenance and management services from any claim or lawsuit arising from such relationships.

Serán por cuenta de la parte que incumpla con las obligaciones previstas en esta cláusula, cualquier indemnización, daños o perjuicios causados a la otra parte y/o a la persona que preste los servicios de administración y mantenimiento por los motivos antes señalados, incluyendo gastos judiciales y honorarios de abogados.

The Party in breach of its obligations under this clause shall bear all costs for compensation or damages caused to the other party and/or the person providing the maintenance and management services for the reasons mentioned above, including court costs and attorney fees.

VIGÉSIMA OCTAVA. MODIFICACIONES	TWENTY-EIGHT. AMENDMENTS

Las Partes convienen en que ninguna modificación o renuncia de los términos del presente Contrato, obligará a los contratantes a menos que estas se hagan por escrito y sean debidamente firmadas de aceptación por las Partes.

The Parties agree that this Agreement cannot be amended except by written modification executed by the LANDLORD and TENANT in the same manner as this Agreement is executed.

VIGÉSIMA NOVENA. CASO FORTUITO O FUERZA MAYOR	TWENTY-NINE. FORCE MAJEURE OR ACTS OF GOD
El “ARRENDADOR” y el “ARRENDATARIO” se obligan a garantizar en forma recíproca el uso pacífico del Inmueble sujeto a las demás cláusulas de este Contrato.	The LANDLORD and TENANT agree to guarantee reciprocally quiet enjoyment of the Property, subject to the other provisions of this Agreement.

El “ARRENDADOR” y el “ARRENDATARIO” no será responsable por lesiones o daños que se causen por incendio, explosión, desprendimiento de materiales, vapor, gas, electricidad, lluvia, agua o fugas en las tuberías o instalaciones hidráulicas de otros locales y oficinas salvo en la medida causada por dicha Parte.

The LANDLORD and TENANT will not be liable for the injuries or damages caused by fire, explosion, release of materials, steam, gas, electricity, rain water or plumbing leaks or water installations in other offices or premises, except to the extent caused by such Party.

Las PARTES no asumirán responsabilidad alguna por daños y perjuicios ocasionados, directa o indirectamente, por casos fortuitos o de fuerza mayor, tales como actos u omisiones de terceros ajenos al Inmueble, actos populares, huelgas, mítines, invasiones, acciones militares, disposiciones gubernamentales de seguridad pública, o cualquier otro que pueda entenderse como caso fortuito o fuerza mayor.

The PARTIES do not assume liability for any direct or indirect damages caused by Acts of God or force majeure, such as acts or omissions of third parties outside of the property, popular acts, strikes, rallies, invasions, military actions, government regulations in the case of public safety, or any other that can be seen as an Act of God or force majeure.

Las PARTES no serán responsable por los daños, pérdidas, perjuicios o lucro cesante sufrido por la parte afectada por causas no imputables directamente las Partes, su personal, apoderados o factores.	The PARTIES shall not be liable for damages, losses, or lost profits suffered by the affected party for reasons not attributable directly to the Parties, its staff, agents or factors.
El “ARRENDADOR” no será responsable de la seguridad de los bienes que el “ARRENDATARIO” introduzca en el Inmueble.	The LANDLORD will not be liable for the safety of the TENANT'S goods that enter the property.
Para el caso de impedimento de uso del Inmueble, las Partes estarán a lo dispuesto en los artículos 2,431 y 2,432 del Código Civil del Distrito Federal.	In the case of impediment of use of the Property, the Parties shall abide by the provisions outlined in Articles 2,431 and 2,432 of the Civil Code of the Federal District.
TRIGÉSIMA. ENCABEZADOS	THRTY. HEADINGS

Las Partes convienen en que los encabezados de las diversas cláusulas de éste Contrato, han sido puestos por motivos de conveniencia únicamente y no modifican definen, expanden o limitan ninguno de los términos o condiciones de este Contrato.

The Parties agree that the headings of the different clauses of this contract are included for convenience only and do not modify, define, expand or limit any of the terms or conditions of this Agreement.

TRIGÉSIMA PRIMERA. ANEXOS	THIRTY-ONE. EXHIBITS

Las Partes convienen en que los anexos que se agregan al presente Contrato debidamente rubricados y firmados por las Partes, son parte integral del mismo, por lo que nunca podrán interpretarse en forma aislada o separada a este Contrato.

The Parties agree that the Exhibits added to this Agreement duly initialed and signed by the Parties are an integral part of it, so they can never be interpreted in isolation or independently from this Agreement.

TRIGÉSIMA SEGUNDA. UNIDAD	THIRTY-TWO. THE WHOLE AGREEMENT

Las Partes convienen en que el presente Contrato que se celebra, consta de las distintas cláusulas que en él se pactan formando un todo integral, y ninguna de las cláusulas puede considerarse o interpretarse de manera aislada o independiente, por lo que en todo momento prevalecerá la intención de los aquí contratantes.

The Parties agree that this Agreement includes different clauses that are agreed to form a whole, and none of the clauses can be considered or understood in isolation or independently, so the intention herein established shall prevail at all times.

TRIGÉSIMA TERCERA. NOTIFICACIONES.	THIRTY-THREE. NOTICES.

Las Partes pactan, que todos los avisos y comunicaciones, incluidos los cambios de domicilio, deberán hacerse de manera fehaciente y por escrito a cada una de las Partes en los domicilios señalados en el capítulo de Declaraciones del presente Contrato.

The Parties agree that all notices and communications, including changes of address, must be sent in a reliable manner and in writing to each of the Parties at the addresses under the Recitals in this Agreement.

TRIGÉSIMA CUARTA. CONFIDENCIALIDAD	THIRTY-FOUR. CONFIDENTIALITY

Con excepción de que por cualquier ley, reglamento o tribunal de cualquier jurisdicción, requiera que la información sea divulgada, o por la necesidad de las Partes en los trámites de su operación, las Partes se obligan a realizar sus mayores esfuerzos para preservar en secreto toda la información relacionada con el presente Contrato, a mantener dicha información segura y protegida en contra de robo, daño, pérdida o acceso no autorizado a terceras personas y a no utilizar dicha información para cualquier propósito con excepción de los contemplados en el presente Instrumento.

Except if a law, regulation or court of any jurisdiction, requires that information be disclosed, or the Parties need to disclose it in a proceeding related to its operation, the Parties agree to make every effort to preserve secret all of the information related to this Agreement, and to keep such information secure and protected against theft, damage, loss or unauthorized access by third parties and not to use such information for any purpose other than as specified in this Instrument.

TRIGÉSIMA QUINTA. ACUERDO ÚNICO	TWENTY-FIVE. THE SOLE AGREEMENT

Las Partes convienen en que este Contrato es el único entendimiento de las Partes con relación a lo que se han querido obligar, por lo que anula cualquier otro contrato o acuerdo verbal o escrito celebrado con anterioridad.

The Parties agree that this Agreement is the only understanding of the Parties regarding the terms that they have tried to enforce, thereby annulling any other contract or verbal or written agreement signed before.

TRIGÉSIMA SEXTA. COMPETENCIA	THIRTY-SIX. JURISDICTION

Para la celebración, interpretación y cumplimiento de lo pactado en el presente Contrato, así como la solución de toda controversia que suscite con motivo de este Contrato, las Partes se someten única y exclusivamente a la Competencia, Jurisdicción y Leyes de los Tribunales de la Ciudad México, Distrito Federal, renunciando expresamente a cualquier otro fuero que por razón de su domicilio presente o futuro les pudiera corresponder conforme a su domicilio presente o futuro, o conforme a la Ley o por cualquier otra causa o razón pudiera corresponderles.

The Parties agree to submit exclusively to the law and jurisdiction of the Courts of the Federal District for the execution, interpretation and enforcement of this Agreement as well as all disputes that may arise as a result of this Agreement, expressly waiving their right to any other jurisdiction they may be entitled to by reason of their present or future domiciles or the Law or for any other cause or reason that may apply.

TRIGÉSIMA SÉPTIMA. VALIDEZ DE LAS DISPOSICIONES	THIRTY-SEVEN. VALIDITY OF THE PROVISIONS

Si cualquier disposición o disposiciones del presente Contrato es declarada inválida, ilegal o inejecutable, la validez, legalidad y ejecución del resto de las disposiciones no se verán afectadas o disminuidas en forma alguna.

If any term or provision of this Agreement becomes invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or diminished in any way.

TRIGÉSIMA OCTAVA. SUBSISTENCIA DE RESPONSABILIDAD	THIRTY-EIGHT. SURVIVAL OF LIABILITY

No obstante, de la terminación del presente Contrato, ninguna de las Partes será liberada de responsabilidad u obligación alguna que ya se haya generado a la fecha de dicha terminación o que pueda generarse posteriormente con respecto a cualquier acto u omisión de dicha parte con anterioridad a la terminación de referencia. Esta responsabilidad tendrá como límite el plazo de prescripción que se establezcan en las leyes aplicables.

Notwithstanding the termination of this Agreement, neither Party shall be released from the liability or obligation generated from the date of such termination or that may subsequently be generated on any act or omission of such Party before the referenced termination. This liability shall be limited to the statute of limitations established by applicable law.

TRIGÉSIMA NOVENA. NO RENUNCIA	THIRTY-NINE. NO WAIVER

La falta por cualquiera de las Partes a requerir el cumplimiento de cualquier disposición de este Contrato no afectará el derecho de dicha parte al cumplimiento total de la misma en cualquier momento posterior, y la renuncia por cualquiera de las Partes a sus derechos derivados del incumplimiento de cualquier disposición del presente no constituirán una renuncia a derechos similares en el futuro o a renuncia a sus derechos derivados de cualquier otro incumplimiento, ni invalidarán dicha disposición.

Failure by either Party to demand performance of any provision of this Agreement shall not affect the right of that Party to full compliance with it at any time thereafter, and the waiver by either Party of its rights arising from a breach of any provision hereof shall not constitute a waiver of future similar rights or the waiver of rights arising from any breach or invalidate that provision.

CUADRAGÉSIMA. IDIOMA	FORTIETH. LANGUAGE.
El presente Contrato se suscribe en inglés y en español. Las Partes acuerdan que la versión en español prevalecerá para efectos de su interpretación, cumplimiento y ejecución.	The Parties sign this Agreement in the English and Spanish languages, and agree that the version in the Spanish language shall prevail for the purpose of interpretation, compliance, and enforcement.
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Leído y enterados los contratantes del alcance y valor del presente Contrato, y conformes con su contenido, y por no contener error, omisión, dolo, mala fe, o cualquier otro vicio en el consentimiento de las Partes, lo firman los contratantes por triplicado, quedando un ejemplar en posesión del “ARRENDATARIO” y dos en posesión del “ARRENDADOR”, constante de 32 páginas, sin incluir sus anexos, en la Ciudad de México, Distrito Federal, el día 29 de enero de 2016.

Having read the scope and value of the Agreement and satisfied with its content, the Parties hereby agree to its terms because it does not contain errors, omissions, fraud, bad faith or any other in the consent of the Parties, so they sign three originals, one of which is kept by the LANDLORD, and two kept by the TENANT, consisting of 32 pages, without including its Exhibits in the Federal District on January 29, 2016.

EL “ARRENDATARIO” SYPRIS TECHNOLOGIES MEXICO, S. DE R.L. DE C.V.	EL “ARRENDADOR” PROMOTORA Y DESARROLLADORA PULSO INMOBILIARIO, S.C.

Por: JOSÉ ANTONIO RODRÍGUEZ ESCOBAR Cargo: Representante Legal	Por: DAVID KAMKHAJI AMBE Cargo: Representante Legal

OBLIGADO SOLIDARIO SYPRIS TECHNOLOGIES, INC.	TESTIGO

Por: JOHN R. MCGEENEY Cargo: Representante Legal	Por: Por su propio derecho

TESTIGO

Por: Por su propio derecho

La presente hoja de firmas corresponde al contrato de arrendamiento celebrado entre Promotora y Desarrolladora Pulso Inmobiliario, S.C., como arrendador, y Sypris Techologies México S. de R.L. de C.V. como arrendataria y Sypris Technologies, Inc, como obligado solidario.

This signature page is an integral part of the Lease Agreement signed by and between Promotora y Desarrolladora Pulso Inmobiliario, S.C., as the TENANT, and Sypris Techologies México S. de R.L. de C.V. as the LANDLORD, and Sypris Technologies, Inc as guarantor.